Exhibit 99.2
Media-Analyst-Investor Briefing April 23, 2007

Forward-Looking Statements This presentation contains forward-looking statements that involve risks and uncertainties concerning the proposed acquisition of Cartesis, Business Objects' product and business strategies, including the products we intend to acquire from Cartesis, the anticipated benefits to customers and partners resulting from the closing of the acquisition, the timing of the closing of the acquisition and the purchase accounting impact of the acquisition. Actual events or results may differ materially from those described in this presentation due to a number of risks and uncertainties. These potential risks and uncertainties include, among others, the outcome of regulatory reviews of the transaction, the ability of the parties to complete the proposed transaction, Business Objects' ability to retain Cartesis employees and Business Objects' ability to realize other financial benefits from the proposed acquisition. More information about potential factors that could affect Business Objects' business and financial results is included in Business Objects' Form 10-K for the year ended December 31, 2006, which is on file with the Securities and Exchange Commission and available at the Securities and Exchange Commission's website at www.sec.gov. Business Objects is not obligated to undertake any obligation to update these forward-looking statements to reflect events or circumstances after the date of this document.

Joining Us Today John Schwarz, CEO, Business Objects Didier Benchimol, CEO, Cartesis Bernard Liautaud, Chairman and CSO, Business Objects Mark Doll, SVP and General Manager, Business Objects Jim Tolonen, CFO, Business Objects John Ederer, VP of Investor Relations, Business Objects

Topics Transaction Summary Cartesis Overview Strategic Rationale Conclusion

Transaction Summary Industry's broadest platform delivering business insight and performance management for both the CFO and CIO Total transaction value of €225M (~$300M) in cash Expected to be neutral to slightly accretive to earnings for the first full year post closing and accretive thereafter Expected to close within 90 days Business Objects announces its intent to acquire Cartesis

Topics Transaction Summary Cartesis Overview Strategic Rationale Financial Highlights Conclusion

A Leader in Performance Management Leading specialist in performance management software and professional services providing financial reporting, consolidation, and planning, plus a new governance, risk, and compliance portfolio Founded in 1990 in Paris, France Revenue €100M (~$125M) in trailing 12 months 600 employees and 1,300 customers Strong leadership position in Europe, expanding in North America and internationally

Complementary Financial Management Solutions Financial reporting and consolidation Powerful financial reporting and consolidation solution Planning, budgeting and forecasting Scalable to the group-level Financial governance, risk and compliance Integrated GRC and performance management for sustainable compliance

Blue Chip Customers - 1300 Customers Worldwide

Topics Transaction Summary Cartesis Overview Strategic Rationale Conclusion

"Consolidation in the BI/BPM market is reflective of user demands for integrated PM applications coupled with BI reporting strategies, and the impact on vendors is the emergence of integration strategies that blur the lines between these two categories of applications, resulting in a move toward Performance Management Platforms." Worldwide Business Performance Management Applications, Kathleen Wilhide, IDC September 2006 Market Dynamics

A Performance Management Platform is Emerging Requires broader performance management and reporting focus Tight integration of scorecard & analytics, cost & profitability management, financial reporting & consolidation, financial governance, risk & compliance, and planning & budgeting Integration with BI infrastructure is critical CFO needs a fast and accurate close Regulatory dynamics require information accuracy and currency - trusted and cleansed data Information must be acquired from diverse applications in the enterprise and beyond CIO requires data discipline and open platforms Enterprise Performance Management Information Discovery & Delivery Enterprise Information Management End-to-End Performance Management Platform BI Infrastructure CFO/LOB

Business Objects Strategy #1 in business intelligence Portfolio includes best-in-class integrated ETL, information quality management, information discovery and delivery Open, scalable, cross-platform, managed solution for the CIO Extend our value proposition to the CFO Full line of analysis, dashboard, and scorecard technologies Enterprise planning, budgeting, and profitability management Financial consolidation and reporting is a natural extension - Cartesis is the best solution in the market Extend beyond the CFO throughout the enterprise Information-centric performance management solutions for the Line of Business executive

Creating the Performance Management Leader Scorecards & Analytics Cost & Profitability Management Financial Reporting & Consolidation Financial Governance, Risk & Compliance Planning & Budgeting No No Yes Yes Yes (group) Yes Yes No No Yes (division) Yes Yes Yes Yes Yes Business Objects Cartesis Combined Business Objects and Cartesis combined deliver the most comprehensive and powerful performance management solution available Standards-based and independent of transactional and other operational data systems Business Intelligence Platform No Yes Yes

Expected Customer and Partner Benefits Cartesis customers Commitment to ongoing investment and support Integration with the leading BI platform World-class support and services Addition of best-in-class profitability management and scorecarding Business Objects customers Addition of best-in-class financial reporting and consolidation Access to comprehensive performance management Ongoing commitment to open, heterogeneous solutions Business Objects and Cartesis partners More comprehensive offering from the most partner-friendly player in the market Incremental services opportunity Easier choice for joint build out of IP and solutions

The Opportunity Is Clear Industry consolidation has created a great opportunity The market is confused with non-integrated technologies, based on aging proprietary architectures Attempts by the large vendors to create proprietary vertical stacks are undesirable and unrealistic Market demands a solution for a performance management platform Best-in-class performance management Best-in-class business intelligence End-to-end integrated data model Open, solution CFO-focused AND CIO-friendly

Topics Transaction Summary Cartesis Overview Strategic Rationale Conclusion

A Winning Combination The timing is right Business Objects is ready for the next major extension of our open, integrated BusinessObjects XI platform The market needs an alternative to ERP add-ons being positioned as business intelligence and performance management A position of strength World-class platform. Great momentum. Combination delivers the most comprehensive solution for the CFO and CIO. Global portfolio excellence with go-to-market reach Cultures match Global teams, great partners, best-of-breed solutions, undivided focus on performance management and business intelligence

Questions and Answers